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2500 Ruan Center
666 Grand Avenue
Des Moines, IA 50309


                         CONSENT OF INDEPENDENT AUDITOR

The Board of Directors
MidAmerican Realty Services Company:

We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the prospectus.

                                            /s/ KPMG LLP

KPMG LLP
Des Moines, Iowa
August 23, 1999